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                                                                      EXHIBIT 11
             Applied Bioscience International Inc. and Subsidiaries
                       Computation of Earnings Per Share
                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                     YEAR ENDED DECEMBER 31,
                                                       --------------------------------------------------
                                                          1995                1994                1993
                                                       ---------            ---------           ---------
PRIMARY EARNINGS PER SHARE:
    (Loss) income from continuing operations            $(5,328)          $    2,865            $(13,873)
    Loss from discontinued operations                    (1,716)             (12,873)            (12,133)
    Extraordinary loss                                     (897)                  -                   -
                                                       ---------            ---------           ---------
    Net loss                                            $(7,941)            $(10,008)           $(26,006)
                                                       =========            =========           =========
    Weighted average common and common
        equivalent shares outstanding (a)                28,457               28,129              28,254
                                                       =========            =========           =========
    Primary (loss) earnings per common share-
           Continuing operations                         $(0.19)               $0.10              $(0.49)
           Loss from discontinued operations              (0.06)               (0.46)              (0.43)
           Extraordinary loss                             (0.03)                  -                   -
                                                       ---------            ---------           ---------
           Primary loss per share                        $(0.28)              $(0.36)             $(0.92)
                                                       =========            =========           =========
FULLY DILUTED EARNINGS PER SHARE:
    (Loss) income from continuing operations            $(5,328)            $  2,865            $(13,873)
    Loss from discontinued operations                    (1,716)             (12,873)            (12,133)
    Extraordinary loss                                     (897)                  -                   -
                                                       ---------            ---------           ---------
    Net loss                                            $(7,941)            $(10,008)           $(26,006)
                                                       =========            =========           =========
    Weighted average common and common
        equivalent shares outstanding (a)                28,457               28,129              28,254
                                                       =========            =========           =========
    Fully diluted (loss) earnings per common share-
           Continuing operations                         $(0.19)              $ 0.10              $(0.49)
           Loss from discontinued operations              (0.06)               (0.46)              (0.43)
           Extraordinary loss                             (0.03)                  -                   -
                                                       ---------            ---------           ---------
    Fully diluted loss per share                         $(0.28)              $(0.36)             $(0.92)
                                                       =========            =========           =========

(a) In the calculation of common stock equivalents, stock options are assumed to be exercised at the beginning of the period. The proceeds from the options exercised are assumed to be used to purchase common stock at (i) the average market price during the period for primary earnings per share and (ii) the higher of the average or last market price during the period for fully diluted earnings per share.